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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

         The undersigned director of PNV.net, Inc. hereby constitutes and appoints Robert P. May and R. Michael Brewer, and either of them his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-87343) as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Signed this 21st day of October, 1999.


                                              /s/ William J. Razzouk
                                              ---------------------------------
                                              William J. Razzouk